UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN ORIENTAL BIOENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN ORIENTAL BIOENGINEERING, INC.

1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town
Beijing 100176, People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on December 28, 2011

TO THE STOCKHOLDERS OF AMERICAN ORIENTAL BIOENGINEERING, INC:

The Annual Meeting of the stockholders of American Oriental Bioengineering, Inc., a Nevada corporation (the “Company,” “AOB,” “we,” “us” or “our”), will be held on December 28, 2011, at 9:00 p.m. Beijing Standard Time (local time), which is equivalent to December 28, 2011 at 8:00 a.m. U.S. Eastern Standard Time (the “Annual Meeting”), at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China, for the following purposes:

1.	To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young Hua Ming as the Company’s independent auditors for the 2011 fiscal year;

3.	To conduct an advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed under the caption Election of Directors – Executive Compensation;

4.	To conduct an advisory vote to indicate how frequently stockholders believe the Company should seek an advisory vote on the compensation of the Company’s named executive officers; and

5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of the Company’s common stock and series A preferred stock at the close of business on October 31, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. If you received this proxy statement in the mail, a return envelope is enclosed for your convenience.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE VOTE ON THE INTERNET. IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO ATTEND THE MEETING TO VOTE IN PERSON.

Dated: November 18, 2011	By Order of the Board of Directors, /s/ Tony Liu Tony Liu Chairman of the Board and Chief Executive Officer

AMERICAN ORIENTAL BIOENGINEERING, INC.

1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town
Beijing 100176, People’s Republic of China

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on December 28, 2011

INTRODUCTION

Your proxy is solicited by the Board of Directors of American Oriental Bioengineering, Inc., a Nevada corporation (the “Company,” “AOB,” “we,” “us” or “our”),  for use at the Annual Meeting of Stockholders to be held on December 28, 2011, at 9:00 p.m. Beijing Standard Time (local time), which is the equivalent to December 28, 2011 at 8:00 a.m. U.S. Eastern Standard Time (the “Annual Meeting”), at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China for the following purposes:

1.	To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young Hua Ming as the Company’s independent auditors for the 2011 fiscal year;

3.	To conduct an advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed under the caption Election of Directors – Executive Compensation;

4.	To conduct an advisory vote to indicate how frequently stockholders believe the Company should seek an advisory vote on the compensation of the Company’s named executive officers; and

5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors set October 31, 2011 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and series A preferred stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), who are entitled to notice of, and to vote at, the Annual Meeting.  A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 1 Liangshuihe First Avenue, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People’s Republic of China during the 10-day period preceding the Annual Meeting.

On or about November 18, 2011, the Company shall mail to all stockholders of record, as of the Record Date, a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, proxy card and Annual Report on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock and Series A Preferred Stock if our records show that you owned the shares on the Record Date.  As of the close of business on the Record Date, a total of 78,503,321 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock are entitled to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote on matters presented at the Annual Meeting.  The holder of the Series A Preferred Stock is entitled to an aggregate of 26,196,713 votes, representing 25% of the combined voting power of all of the Company’s issued Common Stock and preferred stock.

How do I vote by proxy?

If you have received a printed copy of these materials by mail, you may simply complete, sign and return your proxy card.  If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

What if I received a Notice of Availability of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

If you received a Notice by mail, you may vote by proxy over the Internet by going to www.proxyvote.com to complete an electronic proxy card.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on December 27, 2011 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting.  If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before it is exercised at the Annual Meeting in any of three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;
●	by submitting another proxy via the Internet or by mail that is later dated and, if by mail, that is properly signed; or
●	by voting in person at the Annual Meeting.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card or vote by proxy on the Internet to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders representing a majority of the shares of Common Stock and  Series A Preferred Stock issued and outstanding and entitled to vote in person or by proxy either sign and return their proxy cards, submit their proxy on the Internet, or attend the meeting.  If you sign and return your proxy card, or submit your proxy on the Internet, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock and Series A Preferred Stock, represented in person or by proxy at the Annual Meeting.

Proposal 2 shall be approved upon the vote of a majority of shares present in person or represented by proxy at the meeting.  An abstention with respect to Proposal 2, will have the effect of a vote “AGAINST” such proposal.  Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Proposal 3 shall be approved upon a vote of the majority of the votes cast.  The advisory vote is not binding on the Company, the Board of Directors, or management.

Proposal 4 shall be approved upon the vote of a majority of the votes cast.  The advisory vote to approve the frequency of advisory votes on executive compensation. is not binding on the Company, the Board of Directors, or management.

Brokers holding shares of the Common Stock in street name who do not receive instructions from the beneficial owners of those shares are entitled to vote on “routine” proposals such as the ratification of the Company’s independent auditors.  Abstentions and broker non-votes have no effect on the proposal being voted upon.

Who pays for this proxy solicitation?

We do.  In addition to sending you these materials and posting them on the Internet, some of our employees may contact you by telephone, by mail, by fax, by email, or in person.  None of these employees will receive any extra compensation for doing this.  We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

Why are we seeking stockholder approval for these proposals?

Proposal No. 1:  The Nevada Revised Statutes and The New York Stock Exchange require corporations to hold elections for directors each year.

Proposal No. 2:  The Company appointed Ernst & Young Hua Ming to serve as the Company’s independent auditors for the 2011 fiscal year.  The Company elects to have its stockholders ratify such appointment.

Proposal No. 3:  Pursuant to Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed under the caption Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

Proposal No. 4:  Recently enacted rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also enable the Company’s stockholders to indicate how frequently they believe the Company should seek an advisory vote on the compensation of the Company’s named executive officers, such as Proposal 3 above.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof, are stockholders of record at the close of business on the Record Date.  Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting.  At the close of business on the Record Date there were 78,503,321 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding.  We have issued no other voting securities as of the Record Date.  Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting.  The holder of the Series A Preferred Stock is entitled to an aggregate of 26,167,774 votes, representing 25% of the combined voting power of all of the Company’s issued Common Stock and preferred stock.  Holders of Common Stock and Series A Preferred Stock are not entitled to cumulate their votes for the election of directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one annual report and this proxy statement will be delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Upon written or oral request the Company will deliver a separate copy of the annual report and this proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement was delivered.  If you wish to receive a separate copy of the annual report or this proxy statement, please notify the Company by calling or sending a letter to the Secretary of the Company, c/o American Oriental Bioengineering, Inc., at the Company’s New Jersey office located at 15 Exchange Place, Suite 500, Jersey City, NJ 07302.  The Company’s telephone number at the New Jersey location is (646) 367-1718.  Also, stockholders who share an address and receive multiple copies of the annual report and this proxy statement can notify the Company in writing or orally at the above provided address and telephone number and request that the Company delivers a single copy of these materials.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of Common Stock as of October 31, 2011 by each person known to us to own beneficially more than 5% of our Common Stock, each of our directors, each of our named executive officers; and all executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)
Series A Preferred Stock	Tony Liu	1,000,000	(4)	100.0%
Common Stock	Tony Liu	14,712,658	(5)	18.7%
Common Stock	Yanchun Li	1,028,631	(6)	1.3%
Common Stock	Jun Min	1,108,181	(7)	1.4%
Common Stock	Binsheng Li	441,499	(8)	*
Common Stock	Cosimo J. Patti	58,318	(9)	*
Common Stock	Xianmin Wang	80,740	(10)	*
Common Stock	Eileen Brody	124,136	(11)	*
Common Stock	Lawrence S. Wizel	67,250	(12)	*
Common Stock	Baiqing Zhang	58,424	(13)	*
Common Stock	Yang Yang	21,645		*
Common Stock	Xiaopeng Xu	2,468		*
	Total Ownership of Common Stock by All Directors and Officers as a Group	17,709,788	(14)	22.6%
Common Stock	Wellington Management Company, LLP	4,593,068	(15)	5.9%

(1)
Unless otherwise indicated, the address for all named executive officers, directors and shareholders is c/o American Oriental Bioengineering, Inc., 1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing, 100176, People’s Republic of China.

(2)
The amount of beneficial ownership includes the number of shares of Common Stock and/or Series A Preferred Stock, plus, in the case of each of the executive officers and directors and all officers and directors as a group, all shares issuable upon the exercise of the options held by them, which were exercisable as of October 31, 2011 or within 60 days thereafter. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules promulgated by the SEC, every person who has or shares the power to vote or to dispose of shares of common stock are deemed to be the “beneficial owner” of all the shares of common stock over which any such sole or shared power exists.

(3)	Based upon 78,503,321 shares outstanding as of October 31, 2011.

(4)	Through his Common Stock and Series A Preferred Stock ownership, currently, Mr. Liu has voting power equal to approximately 39.1% of our voting securities.

(5)	Includes 251,422 shares of common stock issuable upon exercise of options.

(6)	Includes 208,750 shares of common stock issuable upon exercise of options.

(7)	Includes 156,563 shares of common stock issuable upon exercise of options.

(8)	Includes 113,892 shares of common stock issuable upon exercise of options.

(9)	Includes 17,476 shares of common stock issuable for services rendered in 2011.

(10)	Includes 17,476 shares of common stock issuable for services rendered in 2011.

(11)	Includes 19,103 shares of common stock issuable for services rendered in 2011.

(12)	Includes 21,305 shares of common stock issuable for services rendered in 2011.

(13)	Includes 17,476 shares of common stock issuable for services rendered in 2011.

(14)	Includes 5,838 shares of Common Stock owned by Xiaoliang Wang, our President of Research and Development.

(15)
Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 4,593,068 shares of the Issuer which are held of record by clients of Wellington Management Company, LLP.  These securities are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.  The business address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210. The foregoing information was derived from a Schedule 13G filed with the SEC on February 14, 2011.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has nominated seven (7) persons to stand for election. If elected at the Annual Meeting, each nominee will hold office until either of (i) the next Annual Meeting of Stockholders and until their successors are elected and qualified, and (ii) with respect to our independent directors the expiration, or early termination of their independent director contracts.  Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Eileen Brody and Binsheng Li, current members of our Board of Directors, have decided not to stand for re-election.

NOMINEES

Set forth below is the name, age, title and date of initial appointment of each nominee for director of the Company followed by a summary of each nominee’s background, principal occupations and directorships over the past five years.

Name	Age	Title	Date of Initial Appointment
Tony Liu	58	Chief Executive Officer and Chairman of the Board	December 18, 2001
Jun Min	52	Vice President and Director	May 8, 2002
Yanchun Li	42	Chief Financial Officer, Secretary and Director	May 8, 2002
Cosimo J. Patti (1)(2)(3)	61	Independent Director	September 27, 2004
Xianmin Wang (2)(3)	68	Independent Director	January 1, 2005
Lawrence S. Wizel (1)(2)(3)	67	Independent Director	August 21, 2006
Baiqing Zhang (3)	58	Independent Director	December 15, 2006

(1)  Serves as a member of the Audit Committee.
(2)  Serves as a member of the Compensation Committee.
(3)  Serves as a member of the Nominating and Corporate Governance Committee.

Executive officers of the Company are appointed at the discretion of the Board of Directors with an employment term of one year, which is subject to automatic one year renewals unless written notice is given by the Company or the executive officer not to renew.  There are no family relationships between or among any of the executive officers or directors of the Company.

INFORMATION ABOUT THE NOMINEES

TONY LIU - CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS.  Tony Liu is the principal founder of our Company and has served as our Chief Executive Officer and the Chairman of our Board of Directors since 2001. He served in the army for over 19 years. After Mr. Liu left the army, he began working for the government in the Heilongjiang province in northeastern China. In addition to serving as a representative to the National People’s Congress in China, with his practical work experience in the Chinese community for many years, Mr. Liu has witnessed and participated in the massive macroeconomic changes for the past thirty years. He has many years of experience in managing the army, government agencies and pharmaceutical companies. Mr. Liu was named the Outstanding Chinese Entrepreneur of the World and he is currently the Vice Chairman of the World Eminence Chinese business Association. Mr. Liu graduated with a major in Communications & Commands from Wuhan Communication College in 1986 and studied Integrated Marketing and Media at the University of Hong Kong in 2004. Mr. Liu studied in the Program of Sustainable Growth of Large Corporations sponsored by the School of Engineering and the School of Business at Stanford University.  Mr. Liu passed the dissertation for his Doctor of Business Administration degree in September 2010 at Tarlac State University through a program jointly run by Beijing Normal University and Tarlac State University.  This program is accredited by The Philippines Department of Education and China Department of Education.

JUN MIN - VICE PRESIDENT AND DIRECTOR.  Jun Min is one of our partner founders and has served as our Vice President and as a member of our Board of Directors since 2002. Mr. Min worked at the Price Checking Department Bureau of Heilongjiang Province from 1987 to 1992. Subsequently, he worked for Three- Happiness Bioengineering, Co. Ltd. from 1994. In November 2008, Mr. Min joined the board of directors of China Aoxing Pharmaceuticals Co., Inc. (OTCBB:CAXG), a specialty pharmaceutical company specializing in research, development, manufacturing and distribution of a variety of narcotics and pain-management products. He has over 20 years of experience in operations management and has an extensive knowledge of the consumer and pharmaceutical products industries in China. Mr. Min received a BA in Business Management from Harbin Broadcast & TV University in 1986.

YANCHUN LI - CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR. Yanchun Li one of our partner founders and has served as Chief Financial Officer since May 2007. Prior to her appointment as Chief Financial Officer, she had been the Acting Chief Financial Officer since May 2002, Chief Operating Officer from October 2003 until March 2010 and Secretary since October 2003 and has worked at the Company and served as a member of the Board of Directors since 2002. Ms. Li has fifteen years of experience in management in the food industry and the pharmaceutical industry in China. In particular, she has extensive experience and innovative insight in marketing, management, brand building, corporate strategy, human resource and financial capital management. Before joining us, Ms. Li worked for China Ruida Food Limited Company and successfully established the Ruida brand as the number one brand in the instant frozen food industry. Ms. Li joined Three-Happiness Bioengineering, Co. Ltd. in 1994 and was in charge of the marketing and sales. Under her leadership, the functional drink of the Three-Happiness brand has reached stunning achievement nationwide across China. The Three-Happiness brand was later awarded the Top Ten Well-known Brands in China. Ms. Li won the China Golden Award in Marketing of Year 2005 and was elected into the Who is Who of Chinese Origin Worldwide. Ms. Li received her BA in English from Beijing University of Industry and Commerce in 1993 and completed the Owner/President Management Program in 2008, an advanced program, at Harvard Business School.

COSIMO J. PATTI - INDEPENDENT DIRECTOR.  Cosimo J. Patti has served on our Board of Directors since 2004. Before joining us, Mr. Patti was an arbitrator for the National Association of Securities Dealers and the New York Stock Exchange for 18 years. Since August 1999, Mr. Patti has been the President and Chairman of Technology Integration Group, Inc. In May 2009, Mr. Patti was appointed to the board of directors of China XD Plastics Company Limited (NASDAQ:CXDC), a company engaged in the development, manufacturing, and distribution of modified plastics primarily for use in automotive applications. In June 2007, Mr. Patti joined the board of directors of Advanced Battery Technologies, Inc. (NASDAQ:ABAT), a company engaged in the business of designing, manufacturing and marketing rechargeable polymer lithium-ion batteries. From 2002 to 2004, Mr. Patti was the Senior Director of Applications Planning with iCi/ADP. He was the Director of Strategic Cross-border Business with Cedel Bank from 1996 to 1999, and President and Founder of FSI Advisors Group from 1998 to 2002. Since 1986 Mr. Patti has served as an appointed arbitrator to the New York Stock Exchange and the National Association of Securities Dealers adjudicating cases involving client disputes within government, equity, derivative and fixed income securities trading activities. Mr. Patti contributes to our Board of Directors his forty years of experience successfully managing corporate teams in domestic and international operations, compliance and sales organizations. Mr. Patti attended Brooklyn College from 1968 to 1970.

XIANMIN WANG - INDEPENDENT DIRECTOR. Xianmin Wang has served on our Board of Directors since 2005. He was the Vice Governor of Heilongjiang Province from 1998 to 2003, where he was in charge of Financial and Economic affairs. Mr. Wang was Secretary of Daqing Municipal Party Committee from 1996 to 1998, and Vice Secretary of Harbin Municipal Party Committee from 1991 to 1992. Mr. Wang received a post graduate degree in Philosophy from Renmin University of China in 1964. He also holds a bachelor’s degree in Economics from Northeast Forest University and postgraduate degrees in Philosophy from Heilongjiang University and Renmin University of China.

LAWRENCE S. WIZEL – INDEPENDENT DIRECTOR.  Lawrence S. Wizel has served on our Board of Directors since 2006. Prior to joining our Board of Directors, he served as Deputy Professional Practice Director at Deloitte Touche USA LLP, or Deloitte, in Deloitte’s New York office. Mr. Wizel began his career at Deloitte in 1965 and was a partner from 1980 until he retired in June 2006. Mr. Wizel was responsible for serving a diverse client base of publicly held and private companies in a variety of capacities including, SEC filings, initial public offerings, mergers and acquisition transactions and periodic reporting. Since September 2006, Mr. Wizel has been a member of the board of directors of 3SBio Inc. (NASDAQ:SSRX), a biotechnology company focused on researching, developing, manufacturing and marketing biopharmaceutical products primarily in China. Since August 2007, Mr. Wizel has been a member of the board of directors of Puda Coal, Inc. (OTCBB:PUDC), a supplier of metallurgical coking coal to the industrial sector in China. Mr. Wizel contributes to our Board of Directors his financial expertise and 12 years of experience of managing and working with companies whose operations are based in China. He received his BA in 1965 in accounting from Michigan State University and is a Certified Public Accountant.

BAIQING ZHANG - INDEPENDENT DIRECTOR. Baiqing Zhang has served on our Board of Directors since 2006. Mr. Zhang brings to us two decades of experience in the Chinese government’s regulatory and supervisory divisions. From 1997 until Mr. Zhang retired in 2005, Mr. Zhang served as Deputy Director, Division Chief of the Heilongjiang Regulatory Bureau of the China Securities Regulatory Commission, or CSRC, where he managed and imposed regulatory compliance for all Heilongjiang-based securities issuances, as well as supervised securities trading, investment funds and legal affairs. The CSRC is China’s primary regulatory body overseeing the country’s financial markets. Prior to this, he spent ten years as a member of the Discipline Inspection Committee in the Department of Supervision of the Heilongjiang Province, and previously was the Vice Principal of Hebei Institute of Mechanical and Electrical Technology, where he taught college courses. Since 2005, Mr. Zhang has been a consultant in the fields of law and economics, public policy, and business strategy. He also consults and lectures about regulatory issues in the Chinese securities markets, based on his significant experience at the CSRC. Mr. Zhang received a degree in Management of Economics from the Tianjin Normal University and a degree in Accounting from the Heilongjiang Economics Management Academy.

DIRECTOR INDEPENDENCE

A majority of the directors must be independent directors under Section 303A.01 of the listing standards of the NYSE. Section 303A.02 of the NYSE listing standards provide that no director can qualify as independent unless our Board of Directors affirmatively determines that the director has no material relationship with the listed company. The Board of Directors has adopted the following standards in determining whether or not a director has a material relationship with the Company and these standards are contained in our Corporate Governance Guidelines and can be found our website at www.bioaobo.com and can be made available in print free of charge to any shareholder who requests it.

●	No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

●
No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment or auditing relationship.

●
No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

●
No director can be independent if he or she is receiving, or in the last three years has received, more than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

●	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

●
No director can be independent if he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Based on these independence standards and all of the relevant facts and circumstances, our Board of Directors determined that none of the following directors had any material relationship with the Company and, thus, are independent under Section 303A.02 of the listing standards of NYSE: Ms. Brody and Messrs. Patti, Wang, Wizel and Zhang. Ms. Brody has decided not to stand for re-election to the Board of Directors. In accordance with New York Stock Exchange rules, a majority of our Board of Directors is independent.

BOARD LEADERSHIP STRUCTURE

The Board of Directors believes that Tony Liu’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Liu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing AOB in the pharmaceutical industry, and is thus best positioned to develop agendas that ensure that the time and attention of our Board of Directors are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances AOB’s ability to communicate its message and strategy clearly and consistently to AOB’s stockholders, employees and customers.

Each of the directors other than Tony Liu, Jun Min, Yanchun Li and Binsheng Li is independent (see “Director Independence” above), and the Board of Directors believes that the independent directors provide effective oversight of management. Mr. Li has decided not to stand for re-election to the Board of Directors. The Board of Directors has not designated a lead director. Our independent directors call and plan their executive sessions collaboratively and, between Board of Directors meetings, communicate with management and one another directly.  In the circumstances, the directors believe that formalizing in a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board of Directors committees. These committees then provide reports to the full Board of Directors. The oversight responsibility of the Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks. The Board of Directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held 5 meetings during 2010.  No director attended less than 75% of the meetings of the Board and any committee of which the director was a member.  We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders.  All of our directors attended our Annual Meeting of Stockholders in December 2010 by telephone conference call or in person.

BOARD COMMITTEES

The Board of Directors has a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

Compensation Committee

The Compensation Committee was established on January 15, 2005.  The members of the Compensation Committee during 2010 were Cosimo J. Patti, Xianmin Wang, Lawrence S. Wizel and Eileen Brody.  Ms. Brody served as the Chairperson of the Compensation Committee. Ms. Brody has decided not to stand for re-election to the Board of Directors and accordingly will no longer be Chairperson of the Nominating and Corporate Governance Committee. Each of these members is considered “independent” under Section 303A.02 of the listing standards of the New York Stock Exchange, as determined by our Board of Directors.  The Compensation Committee operates under a written charter.  The Second Amended and Restated Compensation Committee Charter can be found on our website at www.bioaobo.com and can be made available in print free of charge to any shareholder who requests it.

The Compensation Committee assists the Board of Directors in determining the compensation of our Chief Executive Officer and makes recommendations to the Board of Directors with respect to the compensation of the Chief Financial Officer, other executive officers of the Company and the independent directors.  The Compensation Committee administers our 2006 equity incentive plan, under the direction of the Board of Directors.  The Compensation Committee held two meetings during 2010.

Nominating And Corporate Governance Committee

The Nominating and Corporate Governance Committee was established on January 15, 2005.  The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess the effectiveness of the Board of Directors.  The Nominating and Corporate Governance Committee held one meeting during 2010.

The members of the Nominating and Corporate Governance Committee during 2010 were Cosimo J. Patti, Eileen Brody, Baiqing Zhang, Lawrence S. Wizel and Xianmin Wang.  Mr. Wang served as the Chairperson of the Nominating and Corporate Governance Committee. Ms. Brody has decided not to stand for re-election to the Board of Directors and accordingly will no longer be a member of the Nominating and Corporate Governance Committee. Each of the above-listed Nominating and Corporate Governance Committee members is considered “independent” under Section 303A.02 of the listing standards of the New York Stock Exchange, as determined by our Board of Directors.

There have been no changes to the procedures by which the stockholders of the Company may recommend nominees to the Board of Directors since the filing of the Company’s Definitive Proxy Statement on October 22, 2010 for its Annual Meeting of Stockholders, which was held on December 8, 2010. The Nominating and Corporate Governance Committee operates under a written charter.  The Amended and Restated Nominating and Corporate Governance Committee Charter can be found on our website at www.bioaobo.com and can be made available in print free of charge to any shareholder who requests it.

The Nominating and Corporate Governance Committee will consider director candidates recommended by any reasonable source, including current Board members, stockholders, professional search firms or other persons.  The directors will not evaluate candidates differently based on who has made the recommendation.  The Board does not have a formal policy on Board candidate qualifications.  The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to AOB, experience and skill relative to other Board members, and specialized knowledge or experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the NYSE Rules and applicable SEC regulations.  Depending upon the current needs of the Board, certain factors may be weighed more or less heavily.  In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met.

Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o American Oriental Bioengineering, Inc., 15 Exchange Place, Suite 500, Jersey City, NJ 07302.  Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire.  The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate.  The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election.  A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.  Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Nominating and Corporate Governance Committee and the Board believe that the leadership skills and other experiences of its Board members, provide AOB with a range of perspectives and judgment necessary to guide AOB’s strategies and monitor their execution.

Tony Liu: Mr. Liu is the principal founder of our Company and he contributes to our Board of Directors his leadership skills and his vision of the direction of the development of the Company’s business in the future.  Mr. Liu accumulated his skills and experience over twenty years of business practice, and his continuous learning, including his recent award of a doctoral degree in business administration from Tarlac State University.

Jun Min: Mr. Min is one of our partner founders and he contributes to our Board of Directors his management skills and experience that he accumulated over twenty years while working in the private sector.

Yanchun Li: Ms. Li is one of our partner founders and she contributes to our Board of Directors her strategic thinking, and practical execution of major decisions by the Board of Directors.  Ms. Li has won several national awards for excellent business talents in China.

Cosimo J. Patti: Mr. Patti contributes to our Board of Directors his skills and experience that he had accumulated by working for companies such as Lehman Brothers and the New York Stock Exchange.

Xianmin Wang: Mr. Wang contributes to our Board of Directors by leveraging his experience obtained when he worked in the capacity of deputy governor of Heilongjiang Province and the mayor of Daqing City.

Lawrence S. Wizel: Mr. Wizel contributes to the Board of Directors of AOB his financial expertise and 12 years of experience of managing and working with companies whose operations are based in China.

Baiqing Zhang: Mr. Zhang contributes to our Board of Directors his overall business experience that he accumulated from his work for the regulatory body of the securities industry in China.

Audit Committee

The Audit Committee operates under a written charter.  The Charter of the Audit Committee can be found on our website at www.bioaobo.com and can be made available in print free of charge to any shareholder who requests it.

The Audit Committee’s charter states that the responsibilities of the Audit Committee shall include, among other things:

●	reviewing the Audit Committee’s charter;

●	reviewing the Company’s annual report to stockholders and reports submitted to the SEC;

●	naming the Company’s independent auditors, confirming and reviewing their independence, and approving their fees;

●	reviewing the independent auditors’ performance;

●	considering the independent auditors’ judgments about the Company’s accounting principles;

●	considering and approving major changes to the Company’s auditing and accounting principles;

●	establishing reporting systems to the committee by management and the independent auditors regarding management’s significant judgments in preparing financial statements;

●	following an audit, reviewing significant difficulties encountered during the audit;

●	reviewing significant disagreements among management and the independent auditors in the preparation of the Company’s financial statements;

●	reviewing the extent to which improvements in financial or accounting practices approved by the committee have been implemented;

●	review with counsel any legal matters that could have a significant impact on the Company’s financial statements; and

●	review all Company transactions, in which any related person may have a direct or indirect material interest.

The Audit Committee met four times during 2010.  Pursuant to its charter, the Audit Committee meets at least quarterly with the Company’s internal auditors.  The Company does not limit the number of audit committees of other companies on which its Audit Committee members can serve.

The members of the Audit Committee during 2010 were Cosimo Patti, Xianmin Wang, Eileen Brody and Lawrence S. Wizel.  Mr. Wizel served as the Chairperson of the Audit Committee. Ms. Brody has decided not to stand for re-election to the Board of Directors and accordingly will no longer be a member of the Audit Committee. Each of these members is considered “independent” under Section 303A.02 of the listing standards of New York Stock Exchange, as determined by our Board of Directors. The Audit Committee performs each of its responsibilities as outlined in its charter.

Our Board of Directors has determined that we have at least one audit committee financial expert, as defined in the Exchange Act, serving on our Audit Committee. Lawrence S. Wizel is the “audit committee financial expert” and is an independent member of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE (1)

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  The Board of Directors, in its business judgment, has determined that all members of the committee are “independent” as required by applicable listing standards of The New York Stock Exchange. The Audit Committee operates pursuant to a Charter that was approved by the Board. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of the oversight of the Company’s financial reporting process, the Audit Committee has reviewed and discussed the audited financial statements with management, the internal auditors and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Finally, the Audit Committee has received written disclosures and the letter from the independent auditors, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee  concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

THE AUDIT COMMITTEE
Lawrence S. Wizel (Chairman)
Eileen Brody
Cosimo Patti
_____________

(1)
The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

EXECUTIVE SESSIONS

Under the NYSE Rules, our non-management directors are required to hold regular executive sessions. The chairperson of the executive session will rotate at each session so that each non-management director shall have an opportunity to serve as chairperson. Interested parties may communicate directly with the presiding director of the executive session or with the non-management directors as a group, by directing such written communication to Mr. Larry S. Wizel at c/o American Oriental Bioengineering, Inc., 15 Exchange Place, Suite 500, Jersey City, NJ 07302.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  Stockholders wishing to communicate with the Board of Directors or any individual director (including the director who presides at executive sessions of non-management or independent directors or with those directors as a group) must mail a communication addressed to the Secretary of the Company, c/o American Oriental Bioengineering, Inc., 15 Exchange Place, Suite 500, Jersey City, NJ 07302.  Any such communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication.  All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom communication is directed unless the communication is clearly of a marketing nature or is inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF ETHICS

We adopted a code of ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A written copy of the code can be found on our website at www.bioaobo.com and can be made available in print to any shareholder upon request at no charge by writing to our Secretary, c/o American Oriental Bioengineering, Inc., 15 Exchange Place, Suite 500, Jersey City, NJ 07302.  Our Amended and Restated Code of Ethics is intended to be a codification of the business and ethical principles which guide us, deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no transactions, since January 1, 2010, the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.  It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors of the Company and every person who is directly or indirectly the beneficial owner of more than 10% of any class of security of the Company to file reports of ownership and changes in ownership with the SEC.  Such persons also are required to furnish our company with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms received by us, we believe that during the fiscal year 2010, all of the executive officers and directors of the Company and every person who is directly or indirectly the beneficial owner of more than 10% of any class of security of the Company complied with the filing requirements of Section 16(a) of the Exchange Act, except as disclosed in the following table:

Name	Number of Reports Not Filed Timely	Number of Transactions Not Reported Timely
Yang Yang	2	2
Xiaoliang Wang	2	2
Eileen Brody	1	1

EXECUTIVE COMPENSATION

The Company’s executive compensation program for the named executive officers (NEOs) is administered by the Compensation Committee of the Board of Directors.

Compensation Objectives

We believe that the compensation programs for the Company’s NEOs should reflect the Company’s performance and the value created for the Company’s shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, and should reward individual contributions to the Company’s success. Our compensation plans are consequently designed to link individual rewards with Company’s performance by applying objective, quantitative factors including the Company’s own business performance and general economic factors. We also rely upon subjective, qualitative factors such as technical expertise, leadership and management skills, when structuring executive compensation in a manner consistent with our compensation philosophy.

Process for Determining Compensation for Executives

The Compensation Committee makes independent decisions about all aspects of NEO compensation, and takes into account (i) recommendations from our CEO with respect to the compensation of NEOs other than himself, and (ii) information that our Human Resources department provides regarding compensation data.

The Compensation Committee regularly reviews the design and structure of the Company’s compensation programs to ensure that management’s interests are closely aligned with shareholders’ interests and that the compensation programs are designed to further the Company’s strategic priorities.

Elements of Compensation

Base Salary. Base salaries for the named executive officers are set forth in their respective employment agreements. Periodically, however, the Compensation Committee considers proposals from the Company’s management to approve increases to the base salaries for named executive officers other than our CEO. When considering whether to approve these adjustments, the Compensation Committee takes into account a number of factors, including:

●	the Company’s performance;

●	the individual’s current and historical performance and contribution to the Company;

●	and the individual’s role and unique skills.

Base salaries are reviewed annually, and may be increased to align salaries with market levels after taking into account the subjective evaluation described previously. The Company did not benchmark the compensation paid to its executives for 2010 and the Compensation Committee did not take into account compensation data and benchmarks for comparable positions and companies. On April 8, 2010, the Compensation Committee met and reviewed the compensation package for each executive and determined, after taking into account the capital requirements of the business and the then current economic situation, that the salary base compensation for the executives which were carried over from 2008 to 2009 (with one slight adjustment), continued to be competitive and, therefore, no salary increase for the year ended December 31, 2010 was warranted.

Annual Cash Incentive Bonuses. The Company has a cash incentive bonus program for NEOs. The cash bonus is determined by the Company’s compensation committee and is performance based.  The program is designed to promote executive decision making and achievement that supports the realization of key overall Company financial goals. For the year 2010, the participants in the Company’s cash incentives program consisted of each of the Company’s five NEOs except Xiaopeng Xu.

In 2010, executives had target bonus opportunities ranging from 0% to 100% of base salary earnings, depending on position level and responsibility, with larger bonus opportunities provided to those with greater responsibility. The Compensation Committee establishes the guidelines under which the plan is administered, including financial performance goals and payout schedules. The goals reflect the Company’s performance using performance measures of revenues and operating income margin.

The program provides payouts based on different levels of achievement:

The NEOs, excluding Xiaopeng Xu and Yang Yang, our Chief Operating Officer and Chief Marketing Officer, will receive 100% of bonus when either one of the following targets is met:

1.	The revenues for 2010 increase no less than 10% compared with 2009, or equal or aboveUS$325.77 million.
2.	The operating income margin for 2010 is higher than 2009, or above 19.84%.

For Yang Yang, our Chief Marketing Officer, the bonus payout ratio is as follows:

1.	If the revenue for 2010 increases less than 10% compared with 2009, or less thanUS$325.77 million, no bonus will be earned.
2.	If the revenue for 2010 increases more than 10% compared with 2009, or equal to ormore than US$325.77 million, 100% bonus will be earned.
3.	Additional RMB 500,000 (US$73,149) will be added to the bonus pool if the revenuesfor 2010 increase above 11%, and will be paid on the following condition:
(1)   The revenues for 2010 increase between 11% and 20%, 120% bonus payout;
(2)   The revenues for 2010 increase between 21% and 30%, 140% bonus payout;
(3)   The revenues for 2010 increase between 31% and 50%, 160% bonus payout;
(4)   The revenues for 2010 increase between 51% and 70%, 180% bonus payout;
(5)   Maximum: the revenues for 2010 increase above 71%, 200% bonus payout.

Since the Company did not meet its performance target for 2010, no cash bonuses will be paid for this period.

Equity Incentive Compensation. We believe that long-term performance is achieved through an ownership culture participated in by our executive officers through the use of stock-based awards. Currently, we do not maintain any incentive compensation plans based on pre-defined performance criteria. The Compensation Committee has the general authority, however, to award equity incentive compensation, i.e. stock options and restricted stock awards to our executive officers in such amounts and on such terms as the committee determines in its sole discretion. The Compensation Committee does not have a determined formula for determining the number of options available to be granted. The Compensation Committee will review each executive’s individual performance and his or her contribution to our strategic goals periodically. With the exception of stock options and restricted stock awards automatically granted at the end of each fiscal quarter in accordance with the terms of the employment agreement with our executive officers, our Compensation Committee grants equity incentive compensation at times when we do not have material non-public information to avoid timing issues and the appearance that such awards are made based on any such information.

The Compensation Committee carefully monitors our executive compensation programs. Although it has been our general objective to provide our NEOs with total annual compensation near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, we have also balanced this goal with the overall global market conditions and performance of the Company and to that end did not increase levels of compensation during 2010.

The respective total aggregate equity based compensation granted to each of our executive officers for the current fiscal year is the same as the aggregate value of the equity based compensation for the year ended December 31, 2009. In 2010, the equity compensation described below consisted of restricted shares to each executive. The Compensation Committee determined that it would be more prudent and attractive to executives, in light of the freezing of salaries for the 2010 fiscal year, that the Company issue to the executives restricted shares having the same aggregate equity compensation value as for the year ended December 31, 2009. With the issuance of restricted shares instead of stock options, a greater amount of shares would continue to be available under the Company’s Stock Option Plan. At the time of the award, because of the significant volatility in the marketplace and in particular the Company’s stock price, the Black Scholes calculation abnormally increased the stock option value beyond the normal inherent value thus issuing all stock options to executives would have been potentially less attractive.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our NEOs and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our NEOs to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our NEOs to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking. The Compensation Committee believes that the balance of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. While the Compensation Committee regularly evaluates its compensation programs, the Compensation Committee believes that its current balance of incentives both adequately compensates its NEOs and does not promote excessive risk taking.

Summary Compensation Table

The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, for each of the last three years of our company to each named executive officer.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards($) (3)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)

Tony Liu,	2010	200,000	—	538,000	—	—	738,000
CEO and Chairman	2009	200,000	—	377,541	160,459	—	738,000
	2008	200,000	40,267	—	538,000	—	778,267

Yanchun Li,	2010	160,000	—	475,200	—	—	635,200
CFO, Director	2009	160,000	—	333,472	141,728	—	635,200
	2008	160,000	30,201	—	475,200	—	665,401

Jun Min,	2010	120,000	—	356,400	—	—	476,400
VP, Director	2009	120,000	—	250,104	106,296	—	476,400
	2008	120,000	30,201	—	356,400	—	506,601

Binsheng Li,	2010	80,000	—	293,600	—	—	373,600
Chief Accounting officer,	2009	80,000	—	206,034	87,566	—	373,600
Director	2008	80,000	20,134	—	293,600	—	393,734

Yang Yang,	2010	146,297	—	146,297	—	—	292,594
Chief Marketing Officer(4)	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

Xiaopeng Xu,	2010	51,204	—	51,204	—	—	102,408
Chief Operating Officer(5)	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

Wilfred Chow,	2010	—	—	—	—	186,400	186,400
Former SVP of Finance (6)	2009	190,000	—	229,472	97,528	—	517,000
	2008	190,000	40,267	—	327,000	—	557,267

(1)	The amounts reported in this column represent base salaries paid to each of the named executive officers for 2010 as provided for in their respective employment agreements.

(2)
The named executive officers did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments are contingent on achieving pre-established and communicated goals.

(3)	Stock and option awards amounts shown in this table represent the grant date fair value computed in accordance with FASB ASC 718.

(4)
On April 8, 2010, the Board of Directors of the Company approved the appointment of Mr. Yang Yang as Chief Marketing Officer of the Company.  Mr. Yang Yang’s compensation was paid to or received in Chinese Yuan Renminbi (RMB), for which the Company used an exchange rate of RMB 6.8354 to US $1 to convert the RMB amount to US dollar amount, which rate is the interbank exchange rate on the Board Approve date.

(5)
On March 10, 2010, the Board of Directors of the Company approved the appointment of Mr. Xiaopeng Xu as Chief Operating Officer of the Company. Mr. Xiaopeng Xu’s compensation was paid to or received in Chinese Yuan Renminbi (RMB), for which the Company used an exchange rate of RMB 6.8354 to US $1 to convert the RMB amount to US dollar amount, which rate is the interbank exchange rate on the Board Approve date.

(6)
On March 11, 2010, Mr. Wilfred Chow’s resignation from his position as Senior Vice President of Finance of the Company was officially approved by the Board at its audit committee meeting. Upon Mr. Chow’s departure from the Company, the monetary value of all shares of AOB’s Common Stock and options to purchase shares of AOB’s Common Stock previously granted to Mr. Chow was $186,400, which amount was exchanged for a total of 44,916 shares of AOB’s Common Stock, as calculated based upon an agreed price of $4.15 per share.

Employee Equity Incentive Plan

In March 2004, our board of directors formally adopted a Stock Option Plan (the “2004 Plan”). Under the 2004 Plan, we were authorized to grant non-qualified options to purchase up to 2,900,000 shares of our common stock to our employees, officers, directors and consultants. The 2004 Plan was administered directly by our Compensation Committee. Subject to the provisions of the 2004 Plan, the Compensation Committee determined who would receive stock options, the number of shares of common stock that may be covered by the option grants, the time and manner of exercise of options and exercise prices, as well as any other pertinent terms of the options. The Company replaced the 2004 Plan with a new Equity Incentive Plan that was adopted by the Board and approved by the Shareholders in 2006 (“2006 Plan”). The 2006 Plan provides a maximum of 5,000,000 shares for future grants but the Company is not intended to grant more than 1,000,000 shares in one calendar year. The Company will not grant any additional awards under the 2004 Plan. All Awards starting from 2007 would be granted under the 2006 Plan. Those individuals with awards outstanding under the 2004 Plan will continue to hold such awards in accordance with the terms of their respective grant agreements.

As of December 31, 2010, the Company granted an aggregate of 2,947,281 option and restricted stock under the 2006 Plan. For the year ended December 31, 2010, 448,361 restricted stocks were granted to the executive officers. In 2010, the Company granted the following options to the NEO’s pursuant to the 2006 Plan:

2010 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (Target) (#)(1)	Exercise or Base Price of Option Awards ($ /Sh) (2)	Closing Price on Grant Date ($ /Sh)	Grant Date Fair Value Of Stock Awards ($/Sh)	Grant Date Fair Value of Option Awards ($ /Sh)

Tony Liu	4/8/10	129,638	—	4.15	538,000	—
Yanchun Li	4/8/10	114,506	—	4.15	475,200	—
Jun Min	4/8/10	85,880	—	4.15	356,400	—
Binsheng Li	4/8/10	70,747	—	4.15	293,600	—
Yang Yang	4/8/10	35,252	—	4.15	146,297	—
Xiaopeng Xu	4/8/10	12,338	—	4.15	51,204	—

(1)
Represents the number of shares and stock options granted in 2009 under the Company’s 2006 Plan. These shares and stock options vest and become exercisable ratably in five equal annual installments beginning one year after the grant date.

(2)	Represents the exercise price for the stock options granted, which was closing price on the date of the grant.

Employment Agreements

On April 8, 2010, we entered into employment agreements with Tony Liu, our Chairman and Chief Executive Officer, Yanchun Li, our Chief Financial Officer, Jun Min, our Vice President, and Binsheng Li, our Chief Accounting Officer, all of whom are also directors of the Company. However, Mr. Li has decided not to stand for re-election to the Board of Directors. On April 8, 2010, we entered into employment agreement with Yang Yang, our Chief Marketing Officer.

Tony Liu’s employment agreement has a term of one year, effective as of April 10, 2010, and provides for an annual base salary of $200,000, subject to subsequent annual review by the Company’s Compensation Committee. The term of his agreement shall be automatically renewed for another year, unless a written notice is given by either party of an intention not to renew the agreement no later than 90 days prior to the expiration of the term. The agreement also provides for grant of a stock award of 129,638 shares.  The stock are awarded under the Company’s 2006 Equity Incentive Plan and will vest ratably over a five year period, subject to Mr. Liu’s continued employment with the Company on each vesting date. Mr. Liu is also entitled to an annual performance based bonus of up to US$40,000 based upon the Company’s performance. Such amount may be increased if the Company exceeds certain net income targets for the year, or may be decreased if the net income targets are not met. We can terminate Mr. Liu’s employment with cause or without cause pursuant to a decision by our Board of Directors. In the event Mr. Liu’s employment is terminated without cause, he will be eligible to receive monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of the employment.

Yanchun Li’s employment agreement has a term of one year, effective as of April 10, 2010, and provides for an annual base salary of $160,000, subject to subsequent annual review by the Company’s Compensation Committee. The term of her agreement shall be automatically renewed for another year, unless a written notice is given by either party of an intention not to renew the agreement no later than 90 days prior to the expiration of the term. The agreement also provides for grant of a stock award of 114,506 shares.  The stock are awarded under the Company’s 2006 Equity Incentive Plan and will vest ratably over a five year period, subject to Ms. Li’s continued employment with the Company on each vesting date. Ms. Li is also entitled to an annual performance based bonus of up to US$30,000 based upon the Company’s performance and such amount may be increased if the Company exceeds certain net income targets for the year, or may be decreased if the net income targets are not met. We can terminate Ms. Li’s employment with cause or without cause pursuant to a decision by our Board of Directors. In the event Ms. Li’s employment is terminated without cause, she will be eligible to receive monthly payments at her then applicable monthly base salary for the rest of her term from the date of termination of her employment.

Jun Min’s employment agreement has a term of one year, effective as of April 10, 2010, and provides for an annual base salary of $120,000, subject to subsequent annual review by our Board of Directors. The term of his agreement shall be automatically renewed for another year, unless a written notice is given by either party of an intention not to renew the agreement no later than 90 days prior to the expiration of the term. The agreement also provides for grant of a stock award of 85,880  shares. The stock are awarded under the Company’s 2006 Equity Incentive Plan and will vest ratably over a five year period, subject to Mr. Min’s continued employment with the Company on each vesting date. Mr. Min is also entitled to an annual performance based bonus of up to US$30,000 based upon the Company’s performance and such amount may be increased if the Company exceeds certain net income targets for the year, or may be decreased if the net income targets are not met. We can terminate Mr. Min’s employment with cause or without cause pursuant to a decision by our Chief Executive Officer. In the event Mr. Min’s employment is terminated without cause, he will be eligible to receive monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of the employment.

Binsheng Li’s employment agreement has a term of one year, effective as of April 10, 2010, and provides for an annual base salary of $80,000, subject to subsequent annual review by our Board of Directors. The term of his agreement shall be automatically renewed for another year, unless a written notice is given by either party of an intention not to renew the agreement no later than 90 days prior to the expiration of the term. The agreement also provides for grant of a stock award of 70,747 shares. The stock are awarded under the Company’s 2006 Equity Incentive Plan and will vest ratably over a five year period, subject to Mr. Li’s continued employment with the Company on each vesting date. Mr. Li is also entitled to an annual performance based bonus of up to US$20,000 based upon the Company’s performance and such amount may be increased if the Company exceeds certain net income targets for the year, or may be decreased if the net income targets are not met. We can terminate Mr. Li’s employment with cause or without cause pursuant to a decision by our Chief Executive Officer. In the event Mr. Li’s employment is terminated without cause, he will be eligible to receive monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of the employment.

Yang Yang’s employment agreement has a term of one year, effective as of April 8, 2010, and provides for an annual base salary of RMB 1,000,000(equal to US$146,297), subject to subsequent annual review by our Board of Directors. The term of his agreement shall be automatically renewed for another year, unless a written notice is given by either party of an intention not to renew the agreement no later than 90 days prior to the expiration of the term. The agreement also provides for grant of a stock award of 35,252 shares. The stock are awarded under the Company’s 2006 Equity Incentive Plan and will vest ratably over a five year period, subject to Mr. Yang’s continued employment with the Company on each vesting date. Mr. Yang is also entitled to an annual performance based bonus of up to RMB 500,000 (US$73,149) based upon the Company’s performance and such amount may be increased if the Company exceeds certain net income targets for the year, or may be decreased if the net income targets are not met. We can terminate Mr. Yang’s employment with cause or without cause pursuant to a decision by our Chief Executive Officer. In the event Mr. Yang’s employment is terminated without cause, he will be eligible to receive monthly payments at his then applicable monthly base salary for the rest of his term from the date of termination of the employment.

Since July 2009, Mr. Xu was employed by the Company as General Manager of AOB manufacturing. and Mr. Xu will perform his current services pursuant to the employment agreement entered into with the Company on July 15, 2009.  Such agreement may be terminated by the Company or Mr. Xu with or without cause.  Mr. Xu will be paid an annual salary of RMB 350,000 (equal to $51,127) and is eligible to participate in the Company’s stock and bonus plans.

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, as of December 31, 2010, the following individuals would have been entitled to payments in the amounts set forth opposite to their name in the below table through April 10, 2011:

Cash Payments

Tony Liu	$66,667
Yanchun Li	53,333
JunMin	40,000
Binsheng Li	26,667
Yang Yang	48,766
Xiaopeng Xu	17,068

2010 Outstanding Equity Awards at Year-end

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)

Tony Liu	120,000	80,000	200,000	10.74	4/20/2017
Tony Liu	44,740	67,110	111,850	8.35	4/20/2018
Tony Liu	12,156	48,624	60,780	4.01	4/10/2019	75,320	302,033
Tony Liu						129,638	538,000

Yanchun Li	96,000	64,000	160,000	10.74	4/20/2017
Yanchun Li	39,518	59,276	98,794	8.35	4/20/2018
Yanchun Li	10,737	42,948	53,685	4.01	4/10/2019	66,528	266,777
Yanchun Li						114,506	475,200

Jun Min	72,000	48,000	120,000	10.74	4/20/2017
Jun Min	29,638	44,458	74,096	8.35	4/20/2018
Jun Min	8,053	32,211	40,264	4.01	4/10/2019	49,896	200,083
Jun Min						85,880	356,400

Binsheng Li	48,000	32,000	80,000	10.74	4/20/2017
Binsheng Li	24,416	36,624	61,040	8.35	4/20/2018
Binsheng Li	6,634	26,535	33,169	4.01	4/10/2019	41,104	164,827
Binsheng Li						70,747	293,600

Yang Yang						29,190	117,050
Yang Yang						35,252	146,297
Xiaopeng Xu						12,338	51,204

Option Exercises and Stock Vested During 2010

Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Tony Liu	—	—
Yanchun Li	—	—
Jun Min	—	—
Binsheng Li	—	—
Yang Yang	—	—

Compensation of Independent Directors for 2010

The annual retainer is paid to the independent directors in monthly installments in arrears. An independent director is entitled to receive each year shares of Common Stock with an aggregate value range from $65,000 to $73,000 per annum, calculated based on the average closing price per share for the five (5) trading days preceding and including the date of grant. The equity award to independent directors is awarded at the beginning of each year for service rendered for the preceding year. The Company allows each independent director to elect to take stock awards instead of cash compensation. The Company reimburses its independent directors for reasonable travel expenses to attend Board and Committee meetings.

The following table sets forth all compensation paid or to be paid by AOB, as well as certain other compensation paid or accrued, for each of the independent directors for 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cosimo J. Patti	50,000	65,000(1)	—	—	—	—	115,000
Xianmin Wang	50,000	65,000(1)	—	—	—	—	115,000
Eileen Brody	50,000	70,000(2)	—	—	—	—	120,000
Lawrence S Wizel	50,000	73,000(3)	—	—	—	—	123,000
Baiqing Zhang	50,000	65,000(1)	—	—	—	—	115,000
________________________________________

(1)	15,845 shares of Common Stock to be issued were outstanding for each of the independent directors as of January 1, 2011.

(2)	19,913 shares of Common Stock to be issued were outstanding as of January 1, 2011.

(3)	17,795 shares of Common Stock to be issued were outstanding as of January 1, 2011.

(4)	For awards of stock and option, the aggregate grant date fair value computed in accordance with FASB ASC 718.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of our Compensation Committee of the Board of Directors during 2010 were Ms. Brody and Messrs. Patti, Wizel and Wang.  Ms. Brody has decided not to stand for re-election to the Board of Directors and accordingly will no longer be a member of the Compensation Committee. No member of our Compensation Committee was, or has been, an officer or employee of the Company or any of our subsidiaries.  No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of the Company or another entity.

COMPENSATION COMMITTEE REPORT 1

The Compensation Committee has reviewed and discussed the discussion and analysis of the Company’s compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the above disclosure be included in this Proxy Statement.

The members of the Compensation Committee are: Eileen Brody (Chair); Cosimo J. Patti, Xianmin Wang and Lawrence S. Wizel. Ms. Brody has decided not to stand for re-election to the Board of Directors and accordingly will no longer be Chairperson of the Nominating and Corporate Governance Committee.

REQUIRED VOTE

Election of the directors requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
THE SEVEN NOMINEES FOR DIRECTOR SET FORTH HEREIN

1 The material in the Compensation Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

On August 7, 2009, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young Hua Ming as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  On August 10, 2009, the Board of Directors of the Company terminated the engagement of Weinberg & Company, P.A. as the independent registered public accounting firm of the Company, effective immediately.

Fees of Independent Auditor

Audit Fees

The aggregate fees for each of the last two fiscal years for professional services rendered by the principal accountant for our audits of our annual financial statements and interim reviews of our financial statements included in our filings with SEC on Form 10-K and 10-Q, services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years, were approximately:

2010:	$1,680,000	Ernst & Young Hua Ming.
2010:	$0	Weinberg & Company, P.A.
2009:	$1,467,000	Ernst & Young Hua Ming.
2009:	$376,293	Weinberg & Company, P.A.

Audit-Related Fees

The aggregate fees in each of the last two years for the assurance and related services provided by the principal accountant that are not reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees above were approximately:

2010:	$0	Ernst & Young Hua Ming.
2010:	$32,775	Weinberg & Company, P.A.
2009:	$0	Ernst & Young Hua Ming.
2009:	$0	Weinberg & Company, P.A.

We incurred these fees in connection with registration statements and financing transactions.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were approximately:

2010:	$266,942	Ernst & Young Hua Ming.
2009:	$7,000	Weinberg & Company, P.A.

We incurred these fees due to the preparation of our tax returns.

All Other Fees

The aggregate fees in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported under Audit Fees and Tax Fees above, were approximately:

2010:	$0	Ernst & Young Hua Ming.
2009:	$27,222	Weinberg & Company, P.A.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to AOB by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

●	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to AOB;

●	provision by the independent auditor to AOB of strategic consulting services of the type typically provided by management consulting firms; or

●
the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of AOB’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of AOB who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by AOB, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by AOB.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

●	whether the service creates a mutual or conflicting interest between the auditor and the Company;

●	whether the service places the auditor in the position of auditing his or her own work;

●	whether the service results in the auditor acting as management or an employee of the Company; and

●	whether the service places the auditor in a position of being an advocate for the Company.

REQUIRED VOTE

Ratification of the appointment of the independent public accounts requires affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed under the caption Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The advisory vote is not binding on the Company, the Board of Directors, or management; if executive compensation is not approved by a majority of votes cast, the Compensation Committee will take account of this fact when considering executive compensation for future years.

The Company intends to submit to stockholder an advisory vote to approve the executive compensation every year.  The Company plans to submit the next vote at next year’s annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive officers, as disclosed under Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, be, and hereby is, approved.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote by Internet.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Recently enacted rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also enable the Company’s stockholders to indicate how frequently they believe the Company should seek an advisory vote on the compensation of the Company’s named executive officers, such as Proposal 3 above.  Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years or you may abstain.  The Board recommends that the Company’s stockholders select a frequency of one year, with the next such stockholder advisory vote to at the Company’s annual meeting for the fiscal year 2012.

Although the advisory vote is non-binding, the Board will review and consider the voting results when making future decisions regarding the frequency of advisory votes on executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that an advisory vote on compensation of the company’s named executive officers to be held once every one year.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote by Internet.

MISCELLANEOUS

STOCKHOLDER PROPOSALS

A stockholder who wishes to make a proposal pursuant to Rule 14a-8 of the Exchange Act for our Annual Meeting of Stockholders that will be held in 2012, for inclusion in the Company’s proxy statement and form of proxy for such meeting must notify the Company no later than June 30, 2012.

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s bylaws.  The Company’s bylaws do not contain such an advance notice provision.

GENERAL

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this proxy statement.  If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC.  Stockholders may read and copy these materials at the SEC Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. Stockholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other companies that file materials with the SEC electronically. The Company’s Annual Report on Form 10-K is available on our website at www.bioaobo.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING.  NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS DATED NOVEMBER 18, 2011.  STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

November 18, 2011	By Order of the Board of Directors /s/ Tony Liu Tony Liu Chairman, and Chief Executive Officer

AMERICAN ORIENTAL BIOENGINEERING, INC.

PROXY for Annual Meeting

AMERICAN ORIENTAL BIOENGINEERING, INC.
INVESTOR RELATIONS
15 Exchange Place, Suite 500
Jersey City, NJ 07302

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Tony Liu 02 Jun Min 03 Cosimo J. Patti 04 Yanchun Li 05 Xianmin Wang
06 Lawrence S. Wizel 07 Baiqing Zhang

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young Hua Ming as the Company's independent auditors for the 2011 fiscal year.	☐	☐	☐
3. To approve by non-binding resolution the compensation paid to the Company's named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement to be mailed to all shareholders in connection with the Annual Meeting.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
4. To fix by non-binding resolution the frequency that the Company will submit an advisory vote to its shareholders to approve executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000116876_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

AMERICAN ORIENTAL BIOENGINEERING, INC.
Annual Meeting of Stockholders
December 28, 2011
This proxy is solicited by the Board of Directors

The undersigned stockholder of American Oriental Bioengineering, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Tony Liu, Yanchun Li, Jun Min and Binsheng Li, or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of the Company to be held on December 28, 2011 at 9:00 p.m. local time (December 28, 2011, 8:00 a.m. Eastern Standard Time) at 1 Liangshuihe First Ave., Beijing E-Town Economic and Technology Development Area, E-Town, Beijing 100176, People's Republic of China, or at any adjournment or postponement thereof, and to vote, as designated on the reverse side, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000116876_2 R1.0.0.11699